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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2001 relating to the financial statements, which appear in Moore Corporation Limited's 2000 Annual Report to Shareholders, which is incorporated by reference in Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report relating to the financial statement schedule, which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Toronto, Canada
February 13, 2002